UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2007

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Digene Corporation ("Digene" or the "Company") approved amendments to the terms of outstanding restricted stock unit awards and performance shares awards made to executive officers and other employees during Digene’s fiscal year 2005, fiscal year 2006 or fiscal year 2007 pursuant to the terms of Digene’s Amended and Restated Equity Incentive Plan (the "Plan").

The purpose of the amendments is to provide for acceleration of vesting and/or lapse of restrictions for these outstanding awards on a "double trigger" basis in the event of a termination of employment following the consummation of a change in control transaction. With respect to the sign-on performance shares award made to Daryl Faulkner, the Chief Executive Officer of the Company, the amendment provides that the aggregate, unvested 18,587 shares of Digene common stock subject to such award will vest in full if Mr. Faulkner’s employment with Digene is terminated by Digene or the surviving company without cause, or terminated by him for "good reason" in the two years following a change in control event. The consummation of the proposed transaction announced June 4, 2007 between Digene and QIAGEN, N.V. ("Qiagen") will constitute a change of control for these purposes.

For the other executive officers of the Company, the amendments have the following effects:

• Performance Shares Awards (PSAs): The vesting of all outstanding PSAs will accelerate upon a "double trigger" event as described above. For executive officers with Change In Control Employment Agreements with Digene, the time period for termination protection is two years following the change in control, and both the termination without cause and termination for good reason provisions of the Change in Control Employment Agreements would trigger the acceleration of the outstanding PSAs. For other executive officers without Change in Control Employment Agreements, the period for termination protection is one year following the change in control and the termination trigger would be a termination without cause by the surviving company. The Committee will determine the degree of vesting at the time of the consummation of a change in control event.

• Restricted Stock Units (RSUs): The vesting schedule for all RSUs held by executive officers of Digene would be accelerated 100% upon a termination without cause or for good reason within two years after the consummation of a change in control transaction.

The terms of the Plan provide the definition of a "change in control" and the individual Employment Agreements and Change in Control Employment Agreements with the executive officers provide the definition of "without cause" termination and "good reason" termination. The Plan and these agreements have been previously filed by the Company with the SEC and are referenced in Item 9.01 of this Current Report on Form 8-K.

On June 1, 2007, the Committee approved the awards of omnibus incentive cash bonuses to Mr. Faulkner and other executive officers. Such awards will become payable in full upon the successful consummation of the reported merger transaction between Digene and Qiagen, as long as the applicable executive officer remains employed by Digene at the time of such consummation. The omnibus incentive cash bonus for Mr. Faulkner was recommended by the Committee and approved, on June 2, 2007, by the independent members of the Board in accordance with Digene’s corporate governance procedures. The aggregate amount of these cash bonuses to Mr. Faulkner and the other officers of the Company will not exceed $1,550,000.

Item 8.01 Other Events.

On June 4, 2007, Digene reported that it had entered into an Agreement and Plan of Merger with Qiagen, QIAGEN North American Holdings, Inc., and QIAGEN Merger Sub, LLC, pursuant to which Qiagen will make a tender offer for the outstanding shares of common stock of Digene. The tender offer for the outstanding common stock of Digene has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Digene common stock will be made pursuant to an offer to purchase and related materials that Qiagen intends to file with the SEC. At the time the offer is commenced, Qiagen will file a Registration Statement on Form F-4 and a Tender Offer Statement on Schedule TO with the SEC, and thereafter Digene will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of Digene. In addition, all of these materials (and all other materials filed by Digene with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Qiagen at www.qiagen.com. Investors and security holders may also obtain free copies of the documents filed with the SEC by Digene at www.digene.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Equity Incentive Plan of Digene Corporation (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

10.2 Employment Agreement, dated November 13, 2006, between the Company and Daryl J. Faulkner (incorporated by reference to Exhibit 10.1 to Digene’s Quarterly Report on Form 10-Q for the period ended December 31, 2006).

10.3 Change in Control Employment Agreement, dated December 11, 2006, between the Company and Daryl J. Faulkner (incorporated by reference to Exhibit 10.2 to Digene’s Quarterly Report on Form 10-Q for the period ended December 31, 2006).

10.4 Form of Employment Agreement between Digene and each of Joseph P. Slattery, Robert Lilley, C. Douglas White, James Godsey and other officers of the Company (incorporated by reference to Exhibit 10.17 to Digene’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006).

10.5 Form of Change in Control Employment Agreement between Digene and each of Joseph P. Slattery, Robert Lilley, C. Douglas White, James Godsey and other officers of the Company (incorporated by reference to Exhibit 10.19 to Digene’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

June 5, 2007	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: Chief Financial Officer and Senior Vice President, Finance and Information Systems